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                                                                      EXHIBIT 32

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


Edward J. Geletka, President and Chief Executive Officer and L. Joseph Stella, III, Executive Vice President and Chief Financial Officer of Colonial Bankshares, Inc. (the "Company") each certify in their capacity as officers of the Company that they have reviewed the amended annual report of the Company on Form 10-KSB/A for the fiscal year ended December 31, 2005 and that to the best of their knowledge:

        1. the report fully complies with the requirements of Sections 13(a) of the Securities Exchange Act of 1934; and

        2. the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Company.


April 27, 2006                      /s/ Edward J. Geletka
----------------------              --------------------------------------------
Date                                Edward J. Geletka
                                    President and Chief Executive Officer


April 27, 2006                      /s/ L. Joseph Stella, III
----------------------              --------------------------------------------
Date                                L. Joseph Stella, III
                                    Executive Vice President and Chief Financial
                                    Officer


The purpose of this statement is solely to comply with Title 18, Chapter 63,
Section 1350 of the United States Code, as amended by Section 906 of the Sarbanes-Oxley Act of 2002.

A signed original of this written statement required by Section 906 has been provided to Colonial Bankshares, Inc. and will be retained by Colonial Bankshares, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.